Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Erie Indemnity Company of our report dated February 22, 2007, with respect to the consolidated financial statements of Erie Indemnity Company, Erie Indemnity Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Erie Indemnity Company, included in the 2006 Annual Report to Shareholders of Erie Indemnity Company.
Our audits also included the financial statement schedules of Erie Indemnity Company listed in Item 15(a). These schedules are the responsibility of Erie Indemnity Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.
/s/ Ernst & Young LLP
Cleveland, Ohio
February 22, 2007

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